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                                                                       Exhibit 4




NEITHER THIS WARRANT NOR ANY SHARES ACQUIRED UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR UNDER ANY STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR ANY SUCH SHARES MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND STATE SECURITIES LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION.



Warrant No. 32                                 For the Purchase of 29,499 Shares


                               LASERTECHNICS, INC.

                          COMMON STOCK PURCHASE WARRANT


                  THIS CERTIFIES THAT, for value received, Wolfensohn Associates L.P. ("Wolfensohn") or its successors in interest, assigns or transferees (collectively, the "Warrant Holder"), is entitled to subscribe for and purchase from Lasertechnics, Inc., a Delaware corporation (the "Company"), 29,499 shares of the Company's Common Stock (as defined in paragraph 10 hereof) (the "Warrant Shares") at the "Exercise Price" (as hereinafter defined) per share, as the number of Warrant Shares and the Exercise Price shall be adjusted and readjusted or changed from time to time in accordance with paragraph 4 hereof. The Exercise Price shall be the lesser of (i) $ 3.39 or (ii) if the Company completes an equity financing of Five Million Dollars ($5,000,000) or more, on or before December 31, 1996, the price per share at which shares of Common Stock are issued in such financing or if such financing involves convertible or exchangeable securities, the price at which such securities may be converted into or exchanged for Common Stock.

                  This Warrant may be exercised at any time and from time to time on or prior to December 31, 2001.

         1.       Exercise of Warrant.

                  The rights represented by this Warrant may be exercised by the Warrant Holder, in whole or in part, by (a) delivering to the Company a duly executed notice of exercise in the form of Annex A hereto and (b) at the Warrant Holder's option, either (i) delivering a check payable to (or wire transfer to the account of) the Company in an amount equal to the product of
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(x) the Exercise Price times (y) the number of Warrant Shares as to which this
Warrant is being exercised (such product, the "Total Exercise Price") or (ii) delivering to the Company a letter (the "Conversion Letter") requesting conversion or exchange of a portion of any indebtedness owed by the Company to the Warrant Holder in an amount equal to the Total Exercise Price or (iii) surrendering to the Company a portion of this Warrant with a "Value" (as defined below) equal to the Total Exercise Price. For the purpose of clause (b) (iii) above, "Value" shall mean the product of (I) the amount by which the average of the closing prices of the Company's Common Stock on the thirty trading days preceding the date of exercise, as reported in The Wall Street Journal, exceeds the Exercise Price and (II) the number of Warrant Shares as to which this Warrant is surrendered for the purpose of effecting payment for Warrant Shares. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of delivery of a duly executed notice of exercise, together with the amount (in cash or by delivering the Conversion Letter or by surrender of a portion of this Warrant) payable upon exercise of this Warrant and, as of such moment, (i) the rights of the Warrant Holder, as such, with respect to the number of Warrant Shares as to which this Warrant is being exercised (and, if applicable, surrendered as payment of the Total Exercise Price) shall cease, and (ii) such Warrant Holder shall be deemed to be the record holder of the shares of Common Stock issuable upon such exercise. As soon as practicable after the exercise, in whole or in part, of this Warrant, and in any event within 5 business days thereafter, the Company at its expense (including the payment by it of any applicable issuance or stamp taxes) will cause to be issued in the name of and delivered to the Warrant Holder, or as the Warrant Holder (upon payment by the Warrant Holder of any applicable transfer taxes) may direct, a certificate of certificates for the number of fully paid and nonassessable shares of Common Stock to which the Warrant Holder shall be entitled upon such exercise. In the event of partial exercise of this Warrant and, if applicable, partial surrender of this Warrant pursuant to clause (b)
(iii) of this paragraph, the Warrant need not be delivered to the Company provided that the Warrant Holder agrees to make a notation of such partial exercise and, if applicable, surrender on the Warrant. If this Warrant is delivered to the Company, the Company shall issue and deliver to the Warrant Holder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical to this Warrant.

         2.       Investment Representation.

                  The Warrant Holder by accepting this Warrant represents that the Warrant Holder is acquiring this Warrant for its own account or the account of an affiliate for investment purposes and not with the view to any offering or distribution and that the Warrant Holder will not sell or otherwise dispose of this Warrant or the underlying Warrant Shares in violation of applicable securities laws. The Warrant Holder acknowledges that the certificates representing any Warrant Shares will bear a legend indicating that they have not been registered under the Act, and may not be sold by the Warrant Holder except pursuant to an effective registration or pursuant to an



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exemption from registration. Wolfensohn shall be entitled to include the Warrant
Shares in any demand or piggyback registration to which Wolfensohn is entitled in respect of Common Stock held by it.

         3.       Validity of Warrant and Issue of Shares.

                  The Company represents and warrants that this Warrant has been duly authorized and validly issued and warrants and agrees that all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, when issued upon such exercise, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further warrants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

         4.       Antidilution Provisions.

                  The terms of this Warrant shall be subject to adjustment as follows:

                  (a) In case the Company shall (i) pay a stock dividend or make a distribution to holders of Common Stock in shares of its Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, (A) the Exercise Price shall be increased or decreased, as the case may be, to an amount which shall bear the same relation to the Exercise Price in effect immediately prior to such action as the total number of shares outstanding immediately prior to such action shall bear to the total number of shares outstanding immediately after such action and (B) this Warrant automatically shall be adjusted so that it shall thereafter evidence the right to purchase the kind and number of Warrant Shares or other securities which the Warrant Holder would have owned and would have been entitled to receive after such action if this Warrant had been exercised immediately prior to such action or any record date with respect thereto. An adjustment made pursuant to this subparagraph (a) shall become effective retroactively immediately after the record date in the case of a dividend or distribution of Common Stock and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                  (b) In case the Company shall fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of (i) assets


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         (other than cash dividends or cash distributions payable out of consolidated net income or retained earnings or dividends payable in Common Stock), (ii) evidences of indebtedness or other debt or equity securities of the Company, or of any corporation other than the Company (except for the Common Stock of the Company) or (iii) subscription rights, options or warrants to purchase any of the foregoing assets or securities, whether or not such rights, options or warrants are immediately exercisable (hereinafter collectively called "Distributions on Common Stock"), the Company shall make provisions for the Warrant Holder to receive upon exercise of this Warrant, a proportional amount (depending upon the extent to which this Warrant is exercised) of such assets, evidences of indebtedness, securities or such other rights, as if such Warrant Holder had exercised this Warrant on or before such record date.

                  (c) In case of any consolidation or merger of the Company with or into another corporation or the sale of all or substantially all of the assets of the Company to another corporation, this Warrant thereafter shall be exercisable for the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Company deliverable upon exercise of this Warrant would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment shall be made in the application of the provisions in this paragraph 4, to the end that the provisions set forth in this paragraph 4 (including provisions with respect to changes in and adjustments of the exercise price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

                  (d) If any event shall occur as to which the provisions of this paragraph 4 shall not be strictly applicable, but with respect to which the failure to make any adjustment to the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant would not fairly protect the purchase rights represented by this Warrant in accordance with the intent and principles of this paragraph 4, upon request of the Warrant Holder, the Company shall appoint a firm of independent public accountants reasonably acceptable to the Warrant Holder which shall give its opinion upon the adjustments, if any, consistent with the intent and principles established in this paragraph 4 necessary to preserve without dilution the purchase rights represented by this Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Warrant Holder and shall make the adjustments described therein.

                  (e) Upon the occurrence of each adjustment or readjustment of the exercise price or any change in the number of Warrant Shares or in the shares of stock or other securities or property deliverable upon exercise of this Warrant pursuant to this paragraph 4, the Company at its expense shall promptly compute such adjustment or readjustment


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         and change in accordance with the terms hereof and furnish to each holder hereof a certificate signed by the chief financial officer of the Company, setting forth such adjustment or readjustment and change and showing in detail the facts upon which such adjustment or readjustment and change is based. The Company shall, upon the written request at any time of the Warrant Holder, furnish or cause to be furnished to such Holder, a similar certificate setting forth (i) such adjustment or readjustment and change, (ii) the Exercise Price then in effect, and (iii) the number of Warrant Shares and the amount, if any, of other shares of stock and other securities and property which would be received upon the exercise of the Warrant.

                  (f) The Company shall not be required upon the exercise of this Warrant to issue any fraction of shares, but shall make any adjustment therefor by rounding the number of shares obtainable upon exercise to the next highest whole number of shares.

         5.       Notice to Warrant Holder.

                  If at any time,

                  (a) the Company shall take any action which would require an adjustment in the Exercise Price or in the number of Warrant Shares pursuant to paragraph 4; or

                  (b) the Company shall authorize the granting to the holders of its Common Stock of any Distributions on Common Stock as set forth in paragraph 4(b), and notice thereof shall be given to holders of Common Stock; or

                  (c) the Company shall issue any additional shares of Common Stock or declare any dividend (or any other distribution) on its Common Stock (other than its regular quarterly dividends); or

                  (d) there shall be any capital reorganization or reclassification of the Common Stock (other than a change in par value or from par value to no par value or from no par value to par value of the Common Stock), or any consolidation or merger to which the Company is a party, or any sale or transfer of all or substantially all of the assets of the Company; or

                  (e) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of said cases, the Company shall give written notice to the Warrant Holder, not less than 20 days before any record date or other date set for definitive action, or of


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the date on which such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the current Exercise Price and the kind and amount of the Warrant Shares and other securities and property deliverable upon exercise of this Warrant. Such notice shall also specify the date as of which the holders of the Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding-up, as the case may be.

         6.       Transfer of Rights.

                  This Warrant is transferable in whole or in part, at the option of the Warrant Holder upon delivery of the Warrant Assignment Form annexed as Annex B hereto, duly executed. The Company shall execute and deliver a new Warrant or Warrants in the form of this Warrant with appropriate changes to reflect the issuance of subsequent Warrants, in the name of the assignee or assignees named in such instrument of assignment and, if the Warrant Holder's entire interest is not being transferred or assigned, in the name of the Warrant Holder, and this Warrant shall promptly be cancelled. Any transfer or exchange of this Warrant shall be without charge to the Warrant Holder and any new Warrant or Warrants issued shall be dated the date hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or for which it may be exchanged.

         7.       Lost, Mutilated or Missing Warrant.

                  Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

         8.       Rights of Warrant Holder.

                  The Warrant Holder shall not, by virtue hereof, be entitled to any voting or other rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant.

         9.       Successors.

                  All the provisions of this Warrant by or for the benefit of the Company or the Warrant Holder shall bind and inure to the benefit of their respective successors and assigns.


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         10.      Miscellaneous.

                  (a) As used herein, the term "Common Stock" shall mean and include the Company's currently authorized common stock, $.01 par value per share (or, at the election of the Warrant Holder, non-voting common stock, $.01 par value per share) and stock of any other class or other consideration into which such currently authorized Common Stock may hereafter have been changed.

                  (b) This Warrant shall be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts and choice of laws.

                  (c) The caption headings used in this Warrant are for convenience of reference only and shall not be construed in any way to affect the interpretation of any provisions of this Warrant.

         11.      Notices.

                  Any notice pursuant to this Warrant shall be sufficiently given if sent by first-class mail, postage prepaid, or delivered by facsimile transmission, addressed as follows:

         If to the Company, then to it at:

                  Lasertechnics, Inc.
                  5500 Wilshire Avenue, N.E.
                  Albuquerque, New Mexico  87113
                  Attention:  Ronald Bencke, Vice President
                  Facsimile No.:  (505) 821-2213

                  (or to such other address as the Company may have furnished in writing to the Warrant Holder for this purpose);

                  If to Wolfensohn, then to it at:

                  Wolfensohn Associates L.P.
                  599 Lexington Avenue
                  New York, New York  10022
                  Attention:  Richard C.E. Morgan
                  Facsimile No.:  (212) 745-9473


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         If to any other Warrant Holder, then to it at such address as such
         Warrant Holder may have furnished in writing to the Company for this purpose.

         IN WITNESS WHEREOF, the Company, intending to be legally bound hereby, has caused this Warrant to be signed by its Vice President, and attested by its Secretary or Assistant Secretary as of the 19th day of June, 1996.


                                           LASERTECHNICS, INC.


                                           By: /s/ E.A. Milo Mottorano
                                              ----------------------------------
                                           Name:   E.A. Milo Mottorano
                                           Title:  Vice President and C.F.O.




Attest:

/s/ Jean-Pierre Arnaudo
----------------------------------
Name:   Jean-Pierre Arnaudo
Title:  Secretary


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                                                                         ANNEX A





                          COMMON STOCK PURCHASE WARRANT

                               NOTICE OF EXERCISE


                                                           -------------, 19--_


TO:  LASERTECHNICS, INC.

                  The undersigned, pursuant to the provisions set forth in Warrant No.-------, hereby irrevocably elects and agrees to purchase ---------- shares of the Company's common stock [or nonvoting common stock] covered by such Warrant, and makes payment herewith in full therefor of the Total Exercise Price of $--------------- in the following form:

[specify cash payment or conversion of debt or surrender of portion of Warrant]

-------------------------------------------------------------------------------

The undersigned hereby represents that the undersigned is exercising such Warrant for its own account or the account of an affiliate for investment purposes and not with the view to any offering or distribution and that the Warrant Holder will not sell or otherwise dispose of the underlying Warrant Shares in violation of applicable securities laws. [When applicable: If said number of shares is less than all of the shares purchasable hereunder the undersigned requests that a new Warrant evidencing the rights to purchase the remaining Warrant Shares (which new Warrant shall in all other respects be identical to the Warrant exercised hereby) be registered in the name of ----------------------------------- whose address is:

-----------------------

-----------------------

-----------------------

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                                    Signature:          ------------------------

                                    Printed Name:       ------------------------


                                    Address:            ------------------------

                                                        ------------------------

                                                        ------------------------


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                                                                         ANNEX B




                                   ASSIGNMENT


                  FOR VALUE RECEIVED -------------------------- hereby sells, assigns and transfers all of its rights as set forth in Warrant No. ___ with respect to the shares of the Company's Common Stock covered thereby as set forth below unto:

NAME OF ASSIGNEE(S)             ADDRESS(ES)                       NO. OF SHARES

---------------------           -------------------------         -------------

                                -------------------------



                  All notices to be given by the Company to the Warrant Holder pursuant to paragraph 5 of Warrant No.------ shall be sent to the Assignee(s) at the above listed address(es), and, if the number of shares being hereby assigned is less than all of the shares covered by Warrant No.--------, then also to the undersigned.

                  The undersigned requests that the Company execute and deliver, if necessary to comply with the provisions of paragraph 6 of Warrant No.-----, a new Warrant or, if the number of shares being hereby assigned is less than all of the shares covered by Warrant No.-------, new Warrants in the name of the undersigned, the assignee and/or the assignees, as is appropriate.

Dated:----------, 19--


                                            Signature:
                                                          ----------------------
                                            Printed Name:
                                                          ----------------------

                                            Address:      ----------------------

                                                          ----------------------

                                                          ----------------------


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